UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2024
FRANKLIN BITCOIN ETF A SERIES OF FRANKLIN TEMPLETON DIGITAL HOLDINGS TRUST SPONSORED BY FRANKLIN HOLDINGS, LLC (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-41915 (Commission File Number)	93-6855785 (I.R.S. Employer Identification No.)
One Franklin Parkway, San Mateo, CA 94403-1906 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (650) 312-2000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares of Franklin Bitcoin ETF	EZBC	CBOE BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2024, Franklin Holdings, LLC (the “Sponsor”), sponsor of the Franklin Bitcoin ETF (the “Fund”), and Franklin Templeton Digital Holdings Trust (the “Trust”), on behalf of the Fund, entered into an Amended and Restated Sponsor Agreement (the “Agreement”) to reflect the reduction of the Sponsor’s Fee (as defined therein) from 0.29% to 0.19% annually.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.7.

Additionally, for a period from January 12, 2024 through August 2, 2024, the Sponsor will waive a portion of the Sponsor's Fee so that the Sponsor's Fee after the fee waiver will be equal to 0.00% of the net asset value of the Fund for the first $10.0 billion of the Fund’s assets.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description

10.7	Amended and Restated Sponsor Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FRANKLIN HOLDINGS LLC, in its capacity as sponsor of Franklin Templeton Digital Holdings Trust (registrant)

By:	/s/David Mann*
David Mann
President and Chief Executive Officer

Date: January 11, 2024

*The registrant is a trust and the person is signing in his capacity as an officer of Franklin Holdings, LLC, the Sponsor of the registrant.
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